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                                                                EXHIBIT 24.2





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Efox.net, Inc.



       We have issued our report dated February 19, 1999, accompanying the financial statements of Efox.net, Inc. contained in the Form SB-1 Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts".



                                                 GRANT THORNTON LLP


Vienna, Virginia
February 25, 1999